UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Additions to the Website

If you have questions regarding a shareholder correspondence e-mail you received from proxyvote.com concerning your shares, click here, or call (855) 601-2254.

July 15, 2014

Dear GLD® Shareholder,

Re: E-mail sent July 11, 2014

On July 11, 2014, some shareholders were sent an important e-mail from PROXYVOTE.COM regarding their holding in the SPDR® Gold Trust.

That e-mail text erroneously included a reference to a notification of “SSGA FUNDS - ETF FUNDS 2014 Consent Solicitation of Shareholders” and “participation in an exchange offer for trust-preferred securities”.

The e-mail should have referenced the SPDR® Gold Trust Consent Solicitation of Shareholders.

We apologize for any confusion this caused.

For those who voted after receiving the e-mail, please be assured that your vote was recorded accurately and is valid, as the links in the e-mail were correct. You may, however, use the link included in the corrected e-mail sent to you on either July 14, 2014 or July 15, 2014 to re-record your vote and update the system accordingly.

For those who have not voted, your action is very important and we urge you to vote by contacting Broadridge Financial Solutions, Inc. at (855) 601-2254 or online at https://central-online.proxyvote.com.

Sincerely,

Kevin Feldman

Chief Executive Officer

World Gold Trust Services, LLC